LEASE-BUSINESS PROPERTY

     THIS LEASE AGREEMENT, executed in duplicate, made and entered into this 1st day of August, 1994, by and between Double J. Building AKA Jim Danbom and Janice K. Danbom, Husband and Wife ( hereafter called the "Landlord") whose address for the purpose of this lease is c/o Cycle Country, R. R. 3 - Box 125, Milford, Iowa 51351 and Okoboji Industries Corp. - R. R. 3 - Box 125, Milford, IA 51351 (heereafter called the "Tenant") whose address for the purpose of this lease is R. R. 3, - Box 125 Milford Iowa 41351, WITNESSETH THAT:

     1. PREMISES AND TERM. The Landlord, in consideration of the rents herein reserved and the agreements and conditions herein contained, on the part of the Tenant to be kept and performed, leases unto the Tenant and Tenant hereby rents and leases from Landlord, according to the terms and provisions herein, the following described real estate, situated in Dickerson County, Iowa, to wit:

     Approximately 4800 square feet within building leased to Cycle Country Located at junction of Highway 71 and Highway 86.


with the improvements thereon and all rights, easements and appurtenances thereto belonging, which more particularly , includes the space and premises as may be shown on "Exhibit A", if and as may be attached hereto, for a term of eight years, commencing at midnight of the day previous to the first day of the lease term, which shall be on the 1st day of August 1994, and ending at midnight on the last day of the lease term, which shall be on the 31st day of July 2002, upon the condition that the Tenant pays rent therefor, and otherwise performs as in this lease provided.

     2. RENTAL. Tenant agrees to pay to Landlord as rental for said term, as follows: $4000.00 per month, in advance the first rent payment becoming due upon

              Strike     ( )  the execution of this lease; or Move in date
                one      (X)  The 1st day of August, 1994.

and the same amount, per month, in advance, on the first day of each month thereafter, during the term of this lease.
     In addition to the above monthly rental Tenant shall also pay:


     All sums shall be paid at the address of Landlord, as above designated, or at such other place in Iowa, or elsewhere, as the Landlord may, from time to time, previously designate in writing.

     Delinquant payments shall draw interest at 9% per annum from due date, until paid.

     3. POSSESSION. Tenant shall be entitled to possession on the first day of the term of this lease, and shall yield possession to the Landlord at the time and date of the close of this lease term, except as herein otherwise expressly provided. Should Landlord be unable to give possession on said date, Tenant's only damages shall be a rebating of the pro rata rental.

     4. USE OF PREMISES. Tenant covenants and agrees during the term of this lease to use and to occupy the leased premises only for Manufacturing company. For restrictions on such use, see paragraphs 6(c), 6(d) and 11(b) below.

     5. QUIET ENJOYMENT. Landlord covenants that its estate in said premises is _______________________; and that the Tenant on paying the rent herein reserved and performing all the agreements by the Tenant to be performed as provided in this lease, shall and may peaceably have, hold and enjoy the demised premises for the term of this lease free from molestation, eviction or disturbance by the Landlord or any other persons or legal entity whatsoever. (But see paragraph 14, below.)

     Landlord, shall have the right to mortgage all of its right, title, interest in said premises at any time without notice, subject to this lease.

     6. CARE AND MAINTENANCE OR PREMISES. (a) Tenant takes said premises in their present condition except for such repairs and alterations as may be expressly herein provided.

     (b) LANDLORD'S DUTY OF CARE AND MAINTENANCE. Landlord will keep the roof, structural part of the floor, walls and other structural parts of the building in good repair.

     (c) TENANT'S DUTY OF CARE AND MAINTENANCE. Tenant shall, after taking possession of said premises and until the termination of this lease and the actual removal of the premises, at its own expense, care for and maintain said premises in a reasonably safe and serviceable condition, except for structural parts of the building. Tenant will furnish its own interior and exterior decorating. Tenant will not permit or allow said premises to be damaged or depreciated in value by any act or negligence of the Tenant, its agents or employees. Witout limiting the generality of the foregoing. Tenant will make necessary repairs to the sewer, the plumbing, the water pipes and electrical wiring, except as follows:

and Tenant agrees to keep the faucets closes so as to prevent waste of water and flooding of premises: to promptly take care of any leakage or stoppage in any of the water, gas or waste pipes. the Tenant agrees to maintain adequate heat to prevent freezing of pipes, if and only if the other terms of this lease fix responsibility for heating upon the Tenant. Tenant at its own expense may install floor covering and will maintain such floor covering in good condition. Tenant will be responsible for the plate glass in the windows of the leased premises and for maintaining the parking area, driveways and sidewalks on and abutting the leased premises, if the leased premises include the ground floor, and if the other terms of this lease include premises so described. Tenant shall make no structural alterations or improvements without the written approval of the Landlord first and obtained, of the plans and specifications therefor.

     (d) Tenant will make no unlawful use of said premises and agrees to comply with all valid regulations of the Board of Health, City Ordinances or applicable municipality, the laws of the State of Iowa and the Federal government, but this provision shall not be construed as creating any duty by Tenant to members of the general public. If Tenant, by terms of this lease is leasing premises on the ground floor, it will not be allowed trash of any kind to accumulate on said premises in the halls, if any, or the alley or yard in front, side or rear thereof, and it will remove same from the premises at its own expense. Tenant also agrees to remove snow and ice and other obstacles from the sidewalk on or abutting the premises, if the premises include the ground floor, and if the lease may be fairly construed to impose such liability on the Tenant.

     7. (a) UTILITIES AND SERVICES. Tenant, during the term of this lease, shall pay, before delinquency, all charges for the use of telephone, water, sewer, gas, heat, (if heating is Tenant's responsibility), electricity, power, air conditioning (if air conditioning is the Tenant's responsibility), garbage disposal, trash disposal and not limited by the foregoing all other utilities and services of whatever kind and nature which may be used in or upon the demised premises.

     Utilities are included in the rent amount


        (b) AIR CONDITIONING equipment shall be furnished at the expense of the Landlord and maintenance thereof at the expense of the Landlord.

        (c)  JANITOR SERVICE shall be furnished at the expense of Landlord.

        (d)  HEATING shall be furnished at the expense of Landlord.



     8. (a) SURRENDER OF PREMISES AT END OF TERM--REMOVAL OF FIXTURES. Tenant agrees that upon the termination of this lease, it will surrender, yield up and deliver the leased premises in good and clean condition, except the effects of ordinary wear and tear and depreciation arising from lapse of time, or damage without the fault or liability of Tenant. [See also 11(a) and 11 (e) below]

         (b) Tenant may, at the expiration of the term of this lease, or renewal or renewals thereof or at a reasonable time thereafter, if Tenant is not in default hereunder, remove any fixtures or equipment which said Tenant has installed in the leased premises, providing said Tenant repairs any and all damages caused by removal.

         (c) HOLDING OVER. Continued possession, beyond the expiratory date of the term of this lease, by the Tenant, coupled with the receipt of the specified rental by the Landlord (and absent a written agreement by both parties for an extension of this lease, or for a new lease) shall constitute a month to month extension of this lease.


     9. ASSIGNMENT AND SUBLETTING. Any assignment of this lease or subletting of the premises or any part thereof, without the Landlord's written permission shall, at the option of the Landlord, make the rental for the balance of the lease term due and payable at once. Such written permission shall not be unreasonably withheld.


    10. (a) ALL REAL ESTATE TAXES, except as may be otherwise expressly provided in this paragraph 10, levied or assessed by lawful authority
(but reasonably preserving Landlord's rights of appeal) against said real property shall be timely paid by the parties in the following proportions:
by Landlord 100%; by Tenant -0-%.
         (b) Increase in such taxes, except as in the next paragraph provided, above the amount paid during the base year of _______ (base year if and as may be defined in this paragraph) shall be paid by Landlord _____%; by Tenant ___%.
         (c) Increase in such taxes caused by Improvements of Tenant shall be paid by Landlord 100%; by Tenant ___%.


         (d) PERSONAL PROPERTY TAXES. Tenant agrees to timely pay all taxes, assessments or other public charges levied or assessed by lawful authority (but reasonably preserving Tenant's right to appeal) against its personal property on the premises, during the term of this lease.

         (e) SPECIAL ASSESSMENTS. Special assessments shall be timely paid by the parties in the following proportions: by the Landlord 100%; by the Tenant -0-%.


    11. INSURANCE. (a) Landlord and Tenant will each keep its respective property interests in the premises and its liability in regard thereto, and the personal property on the premises, reasonably insured against hazards and casualties; that is, fire and those items usually covered by extended coverage; and Tenant will procure and deliver to the Landlord a certification from the respective insurance companies to that effect. Such insurance shall be made payable to the parties hereto as their interests may appear, except that the Tenant's share of such insurance proceeds are hereby assigned and made payable to the Landlord to secure rent or other obligations then due and owing Landlord by Tenant. [See also 11 (a) below]

         (b) Tenant will not do or omit the doing of any act which would vitiate any insurance, or increase the insurance rates in force upon the real estate improvments on the premises or upon any personal property of the Tenant upon which the Landlord by law or by terms of this lease, has or shall have a lien.

         (c) Subrogation rights are not to be waived unless a special provision is attached to this lease.

         (d) Tenant further agrees to comply with recommendations of Iowa Insurance Service Bureau and to be liable for and to promptly pay, as if current rental, any increase in insurance rates on said premises and on the building of which said premises are a part, due to increased risks or hazards resulting from Tenant's use of the premises otherwise than as herein contempleted and agreed.

         (e) INSURANCE PROCEEDS. Landlord shall settle and adjust any claim against any insurance company under its said policies of insurance for the premises, and said insurance monies shall be paid to and held by the Landlord to be used for cost of repairs or restoration of damaged building, if the destruction is only partial. [See also 11(a), above].

    12. INDEMNITY AND LIABILITY INSURANCE. Except as to any negligence of the Landlord, arising out of roof and structural parts of the building, Tenant will protect, indemnify and save harmless the Landlord from and against any and all loss, costs, damage and expenses occasioned by, or arising out of, any accident or other occurance causing or inflicting injury and/or damage to any person or property, happening or done in, upon or about the leased premises, or due directly or indirectly to the tenancy use or occupancy thereof, or any part thereof by the Tenant or any person claiming through or under the Tenant. The Tenant further covenants and agrees that it will at it's own expense procure and maintain casuality and liablity insurance in a responsible company or companies authorized to do business in the State of Iowa, in amounts not less tham $100,000 for any one person injured and $500,000 for any one accident, and with limits of $25,000 for property damage, protecting the Landlord against such claim, damages, costs or expenses on account of injury to any person or persons, or to any property belonging to any person or persons by reason of such casuality, accident or other happening on or about the demised premises during the term thereof. Certificates or copies or said policies, naming the Landlord and providing for fifteen (15) fifteen days' notice to the Landlord before cancellation shall be delivered to the Landlord within twenty (20) twenty days from the date of the beginning of the term of this lease. As to insurance of the Landlord for roof and structural faults, see paragraph 11(a) above.

    13. FIRE AND CASUALTY. PARTIAL DESTRUCTION OF PREMISES. (a) In the event of a partial destruction or damage of the leased premises, which is a business interference, that is, which prevents the conducting of the normal business operation and which damage is reasonably repairable within sixty (60) sixty days after its occurrence, this lease shall not terminate but the rent for the leased premises shall abate during the time of such business interference.
In the event of partial destruction, Landlord shall repair such damages within 60 days of its occurrence unless prevented from so doing by acts of God, the elements, the public enemy, strikes, riots, insurrection, government regulations, city ordinances, labor, material, or transportation shortages, or other causes beyond Landlord's reasonable control.

   (b) ZONING. Should the zoning ordinance of the city or municipality in which this property is located make it impossible for Landlord using diligent and timely effort to obtain necessary permits and to repair and/or rebuild so that Tenant is not able to conduct its business on these premises, then such partial destruction shall be treated as a total destruction as in the next paragraph provided.

   (c) TOTAL DESTRUCTION OF BUSINESS USE. In the event of a destruction or damage of the leased premises including the parking area (if a parking area is a part of the subject matter of this lease) so that Tenant is not able to conduct its business on the premises or the then current legal use for which the premises are being used and which damages cannot be repaired within sixty (60) sixty days this lease may be terminated at the option of either the Landlord or Tenant. Such termination in such event shall be effected by written notice of one party to the other, within twenty (20) twenty days after such destruction. Tenant shall surrender possession within ten (10) ten days after such notice issues, and each party shall be released from all future obligations hereunder, Tenant paying rental pro rata only to the date of such destruction. In the event of such termination of this lease, Landlord at its option may rebuild or not, according to its own wishes and needs.

   14. CONDEMNATION. (a) DISPOSITION OF AWARDS. Should the whole or any part of the demised premises be condemned or taken by a competent authority for any public or quasi-public use or purpose, each party shall be entitled to retain, as its own property any award payable to it. Or in the event that a single entire award is made on account of the condemnation, each party will then be entitled to take such proportion of said award as may be fair and reasonable.

   (b) DATE OF LEASE TERMINATION. If the whole of the demised premises shall be so condemned or taken, the Landlord shall not be liable to the Tenant except and as to its rights are preserved as in paragraph 14(e) above.

   15.  TERMINATION OF LEASE AND DEFAULTS OF TENANT. (a) TERMINATION
UPON EXPIRATION OR UPON NOTICE OF DEFAULTS. This lease shall terminate upon expiration of the demised term, or if this lease expressly and in writing provides for any option or options, and if any such option is exercised by the Tenant, then this lease will terminate at the expiration of the option term or terms, this lease may at the option of the Landlord be cancelled and forfeited. PROVIDED, HOWEVER, before any such cancellation and forfeiture except as provided in 15(b) below, Landlord shall give Tenant a written notice specifying the default, or defaults and stating that this lease will be cancelled and forfeited ten (10) ten days after the giving of such notice, unless such default , or defaults are remedied within such grace period.
(See paragraph 22, below) As an additional optional procedure or as an alternative to the foregoing (and neither exclusive of the other) Landlord may proceed as in paragraph 21 below, provided.

   (b) BANKRUPTCY OR INSOLVENCY OF TENANT. In the event Tenant is adjudicated a bankrupt or in the event of a judicial sale or other transfer of Tenant's leasehold interest by reason by any bankruptcy or insolvency proceedings or by any other operation of law, but not by death, and such bankruptcy, judicial sale or transfer has not been vacated or set aside within ten (10) days from the giving of notice thereof by Landlord to Tenant, then and in any such events. Landlord may, at its option, immediately terminate this lease, reenter said premises, upon giving of ten (10) days written notice by Landlord to Tenant, all to the extent permitted by applicable law.

   (c) In (a) and (b) above, waiver as to any default shall not constitute a waiver of any subsequent default or defaults.

   (d) Acceptance of keys, advertising and re-renting by the Landlord upon the Tenant's default shall be construed only as an effort to mitigate damages by the Landlord, and not as an agreement to terminate this lease.

   16. RIGHT OF EITHER PARTY TO MAKE GOOD ANY DEFAULT OF THE OTHER. If default shall be made by either party in the performance of, or compliance with, any of the terms, covenants or conditions of this lease, and such default shall have continued for thirty (30) days after written notice thereof from one party to the other, the person aggrieved, in addition to all other remedies now or hereafter provided by law, may, but need not perform such term, covenant or condition, or make good such default and any amount advanced shall be repaid forthwith on demand, together with interest at the rate of 9% per annum from date of advance.

   17. SIGNS. (a) Tenant shall have the right and privilege of attaching, affixing, painting or exhibiting signs on the leased premises, provided, only
(1) that any and all signs shall comply with the ordinances of the city or municipality in which the property is located and the laws of the State of Iowa; (2) such signs shall not change the structure of the building; (3) such signs, if and when taken down shall not damaged the building; and (4) such signs shall be subject to the written approval of the Landlord, which approval shall not be unreasonably withheld,

   (b) Landord during the last ninety (90) days of this lease, or extension, shall have the right to maintain in the windows or on the building or on the premises either or both a "for rent" or "for sale" sign and Tenant will permit, at such time, perspective tenants or buyers to enter and examine the premises.

   18. MECHANICS LIENS. Neither the Tenant nor anyone claiming by, through, or under the Tenant shall have the right to file or place any mechanics lien or other lien of any kind or character whatsoever, upon said premises or upon any building or improvement thereon, or upon the leasehold interest of the Tenant therein, and notice is hereby given that no contractor, sub-contractor or anyone else who may furnish any material, service or labor for any building, improvements, alteration, repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors or sub-contractors who may furnish or agree to furnish any such material, service or labor.

   19. LANDLORD'S LIEN AND SECURITY INTEREST. (a) Said Landlord shall have, in addition to the lien given by law, a security interest as provided by the Uniform Commercial Code of Iowa, upon all personal property and all substitutions therefor, kept and used on said premises by Tenant. Landlord may proceed at law or in equity with any remedy provided by Law or by this lease for the recovery of rent or for termination of this lease because of Tenant's default in its performance.

   (b) SPOUSE. If spouse is not a Tenant then the execution of this instrument by the spouse shall be for the sole purpose of creating a security interest on personal property and waiving rights of homestead, rights of distributive share, and exemptions.

   20. SUBSTITUTION OF EQUIPMENT, MERCHANDISE, ETC. (a) The Tenant shall have the right, from time to time, during the term of this lease, or renewal thereof, to sell or otherwise dispose of any personal property of the Tenant situated on the said demised premises, when in the judgment of the Tenant it shall become obsolete, outworn or unnecessary in connection with the operation of the business on said premises provided however, that the Tenant shall, in such instance (unless no substitued article or item is necessary) at its own expense, substitute for such items of personal property so sold or otherwise disposed of, a new or other item in substitution thereof, in like or greater value and adapted to the affixed operation of the business upon the demised premises.

   (b) Nothing hereing contained shall be construed as denying the Tenant the right to dispose of inventoried merchandise in the ordinary course of the Tenant's trade or business.

[______________________]
as cumulative and no one of them as exclusive of the others, or exclusive of any rights, remedies or priorities allowed either party by law, and shall in no way affect or impair the right of either party to pursue any other equitable or legal remedy to which either party may be entitled as long as any default remains in any way unremedied, unsatisfied or undischarged.


   22. NOTICES AND DEMANDS. Notices as provided for in this lease shall be given to the respective parties hereto at the respective addresses designated on page one of this lease unless either party notifies the other, in writing, of a different address. Without prejudice to any other method of notifying a party in writing or making a demand or other communication, such message shall be considered given under the terms of this lease when sent, addressed as above designated, postage prepaid, by registered or certified mail return receipt requested, by the United States mail and so deposited in a United States mail box.

   23. PROVISIONS TO BIND AND BENEFIT SUCCESSORS, ASSIGNS, ETC. Each and every covenant and agreement herein contained herein shall extend to and be binding upon the respective successors, heirs, administrators, executors and assigns of the parties hereto; except that if any part of this lease is held in joint tenancy, the successor in interest shall be the surviving joint tenant.

   24, CHANGES TO BE IN WRITING. None of the covenants, provisions, terms or conditions of this lease to be kept or performed by Landlord or Tenant shall be in any manner modified, waived or abandoned, except by a written instrument duly signed by the parties and delivered to the Landlord and the Tenant. This lease contains the whole agreement of the parties.

   25. RELEASE OF DOWER. Spouse of Landlord, appears as a party signatory to this lease solely for the purpose of releasing dower or distributive share, unless said spouse is also a co-owner in the leased premises.

   26. CONSTRUCTION. Words and phrases herein, including acknowledgment hereof, shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender according to the context.



IN WITNESS WHEREOF, the parties hereto have duly executed this lease in duplicate the day and year first above written.



/s/ Jeffrey P. Hurdle, Partner LANDLORD

/s/ Jimmy D. Danbom, Partner  LANDLORD